CERTIFICATE OF AMENDMENT
                                     TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              METRIS COMPANIES INC.



                             Pursuant to Section 242
                         of the General Corporation Law
                            of the State of Delaware



                  Pursuant to Section 242 of the General  Corporation Law of the
State  of  Delaware,   Metris  Companies  Inc.,  a  Delaware   corporation  (the
"Corporation"), DOES HEREBY CERTIFY:

                  1. That Sections 1 and 2 of Article III of the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate") are hereby deleted and Article III is hereby amended to read in its entirety as follows:

                  The purpose of the Corporation is to engage in any lawful act or activity and to exercise any powers permitted to corporations under the General Corporation Law of Delaware.

                  2. That Article XIII of the Certificate is hereby deleted in its entirety.

                  3. That,  in  accordance  with  Section  242(b) of the General
Corporation Law of the State of Delaware, the Board of Directors of the Corporation has duly adopted a resolution approving the foregoing amendment to the Certificate (the "Amendment") and directing that the Amendment be submitted to the holders of the outstanding capital stock of the Corporation entitled to vote thereon for its consideration and approval.

                  4. That, in accordance with Section 242(b) of the General Corporation Law of the State of Delaware, the Amendment has been duly approved by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote thereon.

                  IN  WITNESS   WHEREOF,   the   Corporation   has  caused  this
Certificate of Amendment to be duly executed and acknowledged this 24th day of March, 1999.

                                         METRIS COMPANIES INC.

                                         By: /s/Z. Jill Barclift
                                             Z. Jill Barclift
                                             Secretary

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                              METRIS COMPANIES INC.
                (adopted in accordance with Sections 245 and 242
            of the General Corporation Law of the State of Delaware)



                                    ARTICLE I

                                      Name

              The name of the Corporation is Metris Companies Inc.


                                   ARTICLE II

                     Registered Office and Registered Agent

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, New Castle County. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                   ARTICLE III

                                     Purpose

                  SECTION 1. Permitted Activities. The purpose of the Corporation is to engage in any business, and in any activity and to exercise any powers permitted to corporations under the General Corporation Law of the State of Delaware except as set forth in this Section 1 of Article III. At any time prior to the date immediately following the third annual meeting of stockholders to be held after FCI no longer beneficially owns in the aggregate 50% or more of the combined Voting Power of the then outstanding shares of Voting Stock, the Corporation shall not, without the consent of FCI, directly or indirectly (through a Subsidiary of the Corporation or any other person controlled by the Corporation or its Subsidiaries or controlled persons by contract, lease or other arrangement) for its own account or that of another, engage in managing, selling, distributing, marketing, administering, leasing or otherwise providing products or services other than the financial products and services listed in the following paragraphs (a) through (l):

              (a)  general   purpose   payment  cards   including   without
         limitation bank credit cards, secured bank credit cards, prepaid cards, debit cards, co-branded cards, and affinity bank credit cards;

              (b) extended service plans and warranties;

              (c) credit card registration;

              (d) car buying services, shopping club memberships and dining club memberships;

              (e)   insurance   products;   provided,   however,   that  the
         Corporation shall not offer any insurance product within the Fingerhut Corporation closed-end installment loan coupon book or any credit insurance that is directly tied to a revolving credit balance owed directly to Fingerhut Corporation, its wholly owned subsidiaries or the wholly owned subsidiaries of Fingerhut Companies, Inc., other than the Corporation;

              (f)   mailing   lists  and  other  lists  of   prospects   for
         solicitation;

              (g) advertising on or accompanying monthly billing statements sent to customers of the Corporation;

              (h) tax preparation services;

              (i)  investment   products  and  services   including  without
         limitation deposit products, certificates of deposit, annuities, and mutual funds;

              (j) investment and other brokerage services;

              (k) consumer loans and leases including without limitation mobile home financing, automobile lending and leasing, equity loans and mortgages, and student loans; provided, however, that the Corporation shall not offer any closed end installment or revolving credit loans to Fingerhut Corporation customers for the exclusive purchase of Fingerhut Corporation merchandise; and

              (l) mail-grams, travelers checks, money orders, and travel services.

                  SECTION 2. Other Activities Authorized by Shareholders. In addition to the activities permitted under Section 1 of this Article [III], the Corporation may engage in any business or activity authorized by the affirmative vote of a majority of the combined Voting Power of the then outstanding shares of all classes and series of Voting Stock voting together as a single class. No person shall be liable for breach of any fiduciary duty, as a stockholder of the Corporation or controlling person of a stockholder or otherwise, by reason of such person authorizing, or not authorizing, the Corporation to engage in any business or activity.

                                   ARTICLE IV

                                Authorized Shares

                  SECTION 1. Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of Common Stock with par value $.01 per share ("Common Stock"), and 10,000,000 shares of Preferred Stock with par value $.01 per share ("Preferred Stock").

                  SECTION 2. Dividends. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock then outstanding having a preference as to dividends over the Common Stock, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine.

                  SECTION 3. Relative Rights of Shareholders. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock then outstanding having a preference over the Common Stock have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

                  SECTION 4. Rights and Terms of Preferred Stock. The Board of Directors is hereby authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by the adoption and filing in accordance with the Delaware General Corporation Law of an amendment or amendments to this Certificate of Incorporation, the terms of such Preferred Stock or series of Preferred Stock, including the following terms:

             (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

             (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be special, conditional or limited or no voting rights except as required by law;

             (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

             (d) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;.

             (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

             (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

             (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) or other property and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

             (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

             (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class of stock; and

             (j) any other powers, preferences and relative participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Except to the extent otherwise expressly required by law, (i) no share of Preferred Stock shall have any voting rights other than those which shall be fixed by the Board of Directors pursuant to this Section 4 and (ii) no share of Common Stock shall have any voting rights with respect to an amendment to the terms of any series of Preferred Stock; provided, however, that in the case of this clause (ii) the terms of such series of Preferred Stock, as so amended, could have been established without any vote of any shares of Common Stock.

                  SECTION 5. Redemption Related to License or Franchise. Notwithstanding any other provision of these Restated Articles of Incorporation to the contrary, but subject to the provisions of an amendment or amendments adopted pursuant to this Article IV creating any series of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, outstanding shares of Common Stock, Preferred Stock or any other class or series of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to any applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or such Subsidiary to conduct any portion of the business of the Corporation or such Subsidiary (as defined herein), which license or franchise is conditional upon some or all of the holders of the Corporation's stock of any class or series possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

                  (a) the redemption price of the shares to be redeemed pursuant to this Section 5 shall be equal to the Fair Market Value (as defined herein) of such shares;

                  (b) the redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof;

                  (c) if less than all the shares held by Disqualified Holders (as defined herein) are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

                  (d) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

                  (e) from and after the Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall henceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

                  (f) such other terms and conditions as the Board shall determine.

 For purposes of this Section 5:

                  (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation of any class or series whose holding of such stock may result in the loss of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary.

                   (ii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 5.

                  (iii) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this
         Section 5, at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Section 5 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

                  SECTION 6. Assessability. Upon receipt by the Corporation of the consideration for which the Board of Directors authorized the issuance of stock, the stock issued therefor shall be fully paid and nonassessable.

                  SECTION 7. Subscription Rights. No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of stock of the corporation of any class, now or hereafter authorized, or any obligations or instruments which the corporation may issue or sell that shall be convertible into or exchangeable for or entitle the holders thereof to subscribe for or purchase any shares of stock of the Corporation of any class, now or hereafter authorized, other than such rights, if any, as the Board of Directors, in its sole discretion, may determine.

                                    ARTICLE V

                     Term of Directors and Vacancy on Board

                  SECTION 1. Term of Director. Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. Prior to the Threshold Time (as defined in Article VII), the term of each director of the Corporation shall expire at the next annual meeting of stockholders following such director's election and until such director's successor shall have been elected and qualified. The election of directors need not be by written ballot.

                  SECTION 2. Vacancy. Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws.

                                   ARTICLE VI

                              Provisions of By-Laws

                  The Board of Directors of the Corporation shall have the power, without the assent or vote of the stockholders, to adopt, repeal, alter or amend the By-laws of the Corporation pursuant to a resolution adopted by the vote of a majority of the entire Board of Directors including, without limitation, provisions governing the conduct of, and the matters which may properly be brought before, meetings of the stockholders and provisions specifying the manner and extent to which prior notice shall be given of the submission of proposals to be submitted at any meeting of stockholders or of nominations or elections of directors to be held at any such meeting.

                                   ARTICLE VII

                      Provisions Relating to Threshold Time

                  SECTION 1. Threshold Time. The provisions of Sections 2, 3, 4 and 5 of this Article VII shall become effective at such time, but only from and after such time (the "Threshold Time"), as the Permitted Stockholder and Permitted Transferees, taken together, shall no longer beneficially own in the aggregate 51% or more of the combined Voting Power (as defined herein) of the then outstanding shares of Voting Stock (as defined herein) and shall continue to be effective from and after the Threshold Time. The term "Permitted
Stockholder" shall mean FCI or any subsidiary of FCI. The term "Permitted Transferee"shall mean each of the following:

                  (a) a trust or trustee, guardian, custodian or similar entity established or acting for the benefit of the Permitted Stockholder;

                  (b) any corporation or other entity 100% of the voting stock (or equivalent interests) of which is owned, directly or indirectly, by the Permitted Stockholder and/or any other person or entity referred to in clause (a); and

                  (c) a trust or trustee, guardian, custodian or similar entity established or acting for the benefit of any person or entity referred to in clause (b).

                  SECTION 2. Change in Control. (a) In addition to any affirmative vote required by law or by this Amended and Restated Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation, and except as otherwise expressly provided in subsection (c) of this Section 2:

                  (i) any merger or consolidation of the Corporation with (1) any Interested Stockholder or (2) any other corporation (whether or not it is itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as defined herein) of an Interested Stockholder (as defined herein); or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholders of (1) all or substantially all the assets of the Corporation or (2) assets of the Corporation or any of its Subsidiaries representing in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries as reflected on the most recent consolidated balance sheet of the Corporation and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect; or

                  (iii) (1) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or of any Subsidiary of the Corporation having an aggregate Fair Market Value of $10,000,000 or more, but less than the amount referred to in clause (2) of paragraph (ii) of this subsection (a), or
         (2) any merger or consolidation of any Subsidiary of the Corporation having assets with an aggregate Fair Market Value of $10,000,000 or more in a transaction not covered by paragraph (ii) of this subsection
         (a) with (x) any Interested Stockholder or (y) any other corporation (whether or not it is itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

                  (iv) the issuance or transfer by the Corporation or any Subsidiary of the Corporation (in one transaction or a series of transactions) to any Interested Stockholder or any Affiliate or
         Associate of any Interested Stockholder of any securities of the Corporation or any Subsidiary of the Corporation in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary of the Corporation which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary of the Corporation; or

                  (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                  (vi) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder), which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary of the Corporation which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

shall not be consummated without (1) the affirmative vote of the holders of at least 80% of the combined Voting Power of the then outstanding shares of all classes and series of Voting Stock and (2) the affirmative vote of a majority of the combined Voting Power of the then outstanding shares of all classes and series of Voting Stock held by Disinterested Stockholders (as defined herein), in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation or in any agreement with any national securities exchange or otherwise.

                  (b) The term "Business Combination" as used in this Section 2 shall mean any transaction which is referred to in any one or more of paragraphs
(i) through (vi) of subsection (a) of this Section 2.

                  (c) The provisions of subsection (a) of this Section 2 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation and the terms of any series of Preferred Stock or any other securities of the Corporation, if all the conditions specified in any of the following paragraphs (i), (ii),(iii) or (iv) are met:

                  (i) (1) such Business Combination shall have been approved by a majority of the Disinterested Directors (as defined herein) and (2) the Interested Stockholder involved in such Business Combination has
         (x) acquired such status as an Interested Stockholder in a manner substantially consistent with an agreement or memorandum of understanding approved by the Board of Directors prior to the time such Interested Stockholder became an Interested Stockholder and (y) complied with all requirements imposed by such agreement or memorandum of understanding; or

                  (ii) in the case of any Business Combination described in paragraph (i) of subsection (a) of this Section 2, (1) such Business Combination shall have been approved by a majority of the Disinterested Directors, (2) such Business Combination shall not have resulted, directly or indirectly, in an increase of more than 10% in the total amount of shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which was directly or indirectly beneficially owned by any Interested Stockholder and all Affiliates and Associates of such Interested Stockholder at the time of the approval of such Business Combination by a majority of the Disinterested Directors, and (3) such Business Combination shall not have been consummated within a period of two years after the consummation of any other Business Combination described in paragraph
         (i), (ii), (iii), (iv), (v) or (vi) of subsection (a) of this Section 2 (whether or not such other Business Combination shall have been approved by a majority of the Disinterested Directors) which had the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary of the Corporation which was directly or indirectly beneficially owned by such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder; or

                  (iii) in the case of any Business Combination described in paragraph (iii), (iv) or (vi) of subsection (a) of this Section 2, such Business Combination shall have been approved by a majority of the Disinterested Directors; or

                  (iv) all of the six conditions specified in the following clauses (1) through (6) shall have been met:

                           (1) the transaction constituting the Business Combination shall provide for a consideration to be received by holders of each then existing class of Common Stock in exchange for all their shares of each class of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of each class of Common Stock in such Business
                  Combination shall be at least equal to the highest of the following:

                                    (A) (if  applicable)  the  highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of the particular class of Common Stock in question beneficially owned by the Interested Stockholder which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                                    (B) the Fair  Market  Value per share of the
                           class of Common Stock in question on the Announcement Date (as defined herein) or on the Determination Date (as defined herein), whichever is higher; and

                           (2) if the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of such Voting Stock shall be at least equal to the highest of the following (the requirements of this clause (iv) (2) must be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):

                                    (A) (if  applicable)  the  highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Stockholder which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                    (B) (if applicable) the highest preferential
                           amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                                    (C) the Fair Market  Value per share of such
                           class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                           (3) the  consideration to be received by holders of a
                  particular class or series of outstanding Voting Stock (including any class of Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it; the prices determined in accordance with clauses (1) and (2) of this paragraph (iv) shall be appropriately adjusted in the event of any stock dividend, stock split or subdivision or combination of shares or any similar event; and

                            (4) after such Interested  Stockholder has become an
                  Interested Stockholder and prior to the consummation of such business Combination:

                                     (A) except as approved by a majority of the
                           Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on the Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

                                    (B) there  shall have been (x) no  reduction
                           in the annual rate of dividends paid on any class of Common Stock (except as necessary to reflect any subdivision of such class of Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

                                    (C) such  Interested  Stockholder  shall not
                           have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder; and

                           (5) after such  Interested  Stockholder has become an
                  Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other arrangement provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise; and

                           (6) a proxy or information  statement  describing the
                  proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                  (d) A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 2, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of each class or series of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another person, (iv) whether the requirements of subsection (c) of this Section 2 have been met with respect to any Business Combination and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary of the Corporation in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more or whether such assets or consideration, as the case may be, represent in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries as reflected on the most recent consolidated balance sheet of the Corporation and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 2.

                  (e) Nothing contained in this Section 2 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                  SECTION 3. Staggered Board. (a) The directors of the Corporation, other than those who may be elected pursuant to the terms of any series of Preferred Stock or any other securities of the Corporation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the Corporation, one class whose term expires at the first annual meeting of stockholders to be held after the Threshold Time, another class whose term expires at the second annual meeting of stockholders to be held after the Threshold Time, and another class whose term expires at the third annual meeting of stockholders to be held after the Threshold Time, with each class to hold office until its successors are elected and qualified. The classes shall be initially comprised of directors serving on the Board of Directors at the Threshold Time, and the membership of each class shall be initially determined by the Board of Directors at such time. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any director elected to fill a newly created directorship or any vacancy on the Board of Directors resulting from any death, resignation, removal or other cause shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

                  (b) Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation, any director of the Corporation may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined Voting Power of the then outstanding shares of Voting Stock, voting together as a single class. For purposes of this subsection (b), "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

                  SECTION 4. Special Meetings. Subject to the terms of any series of Preferred Stock or any other securities of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-laws of the Corporation.

                  SECTION 5. Amendments of Certificate. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation), the affirmative vote of (i) the holders of 80% or more of the combined Voting Power of the then outstanding shares of Voting Stock and (ii) a majority of the combined Voting Power of the then outstanding shares of Voting Stock held by the Disinterested Stockholders, in each case voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article VII or Article VIII insofar as the definitions set forth in Article VIII relate to this Article VII.

                                  ARTICLE VIII

                               Certain Definitions

             For purposes of this Certificate of Incorporation:

                  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date this Certificate of Incorporation are filed.

                  "Announcement Date" shall mean the date of first public announcement of the proposed Business Combination.

                  A person shall be a "beneficial owner" of any Voting Stock or other security or interest:

                  (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                  (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

                  (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock or such other security or interest.

                  "Determination Date" means the date on which the Interested Stockholder became an Interested Stockholder.

                  "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder and was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, an Interested Stockholder or any Affiliate or Associate of such Interested
Stockholder and who is recommended for election or elected to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                  "Disinterested Stockholder" shall mean a stockholder of the Corporation who is not an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder.

                  "Equity Interest" shall mean (i) in the case of a corporation, capital stock, beneficially owned directly or indirectly, representing any portion of, or, where a specified percentage of Equity Interest is referred to, the specified percentage of, either (x) the total common equity of such corporation or (y) the total outstanding Voting Power in respect of the election of directors and (ii) in the case of a partnership or other person, partnership or other ownership interests, beneficially owned directly or indirectly, representing any portion of, or, where a specified percentage of Equity Interest is referred to, the specified percentage of, either (x) the total partnership or other ownership interests in such partnership or other person or (y) the total outstanding Voting Power in respect of any matter submitted to a vote of all partners or other owners.

                  "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock as reported in the consolidated transaction reporting system for the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (b) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

                  "Interested Stockholder" shall mean any person who or which:

                  (a) is the beneficial owner, directly or indirectly, of 20% or more of the combined Voting Power of the then outstanding shares of Voting Stock; or

                  (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the combined Voting Power of the then outstanding shares of Voting Stock; or

                  (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 or other public distribution regardless of whether registered under such Act.

                  Notwithstanding the foregoing, "Interested Stockholder" shall not include:

                  (a) the Corporation or any Subsidiary of the Corporation;

                  (b) any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any person holding any class or series of Voting Stock for or pursuant to the terms of any such employee benefit plan;

                  (c) the Permitted Stockholder or any Permitted Transferee; or

                  (d) any transferee of the Permitted Stockholder or a Permitted Transferee that would not absent such transfer be an Interested Stockholder.

                  For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares of which such person is the beneficial owner as defined in this Article VIII but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                  A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

                  "Subsidiary" shall mean a person, a majority of the total outstanding Voting Power of which is owned, directly or indirectly, by another person or by one or more other Subsidiaries of such other person or by such person and one or more other Subsidiaries of such other person; provided, however, that for the purposes of the definition of Interested Stockholder set forth in this Article VIII, the term "Subsidiary" shall mean only a person, a majority the total outstanding Voting Power of which is owned by the Corporation, by a Subsidiary of the Corporation or by the Corporation and one or more of its Subsidiaries.

                  "Voting Power", when used with reference to the capital stock of, or units of equity interests in, any person, shall mean the power under ordinary circumstances (and not merely as a result of the occurrence of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).

                  "Voting Stock" means capital stock of the Corporation of all classes and series entitled to vote generally in the election of directors of the Corporation.

                                   ARTICLE IX

                                   Amendments

                  Subject to the provisions of this Certificate of Incorporation (including Section 5 of Article VII, Section 3 of Article X, and Section 2 of
Article XII) the Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights and powers conferred on directors and stockholders herein are granted subject to this reservation.

                                    ARTICLE X

                     Director Liability and Indemnification

                   SECTION 1. No Liability. To the fullest extent that the Delaware General Corporation Law as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending, altering, changing or repealing any of the provisions of this Section 1 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

                  SECTION 2. Indemnification. (a) The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "proceeding") by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liabilities and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs and legal representatives. The right to indemnification conferred in this Article X shall include the right to receive payment in advance of any expenses incurred by the indemnitee in connection with such proceeding, consistent with applicable law as then in effect, and shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as herein above provided for officers and directors. No amendment to this Certificate of Incorporation having the effect of amending, altering, changing or repealing any of the provisions of this Section 2 shall remove, abridge or adversely affect any right to indemnification or other benefits under this
Section 2 with respect to any acts or omissions occurring prior to such amendment or repeal.

                  (b) The right of indemnification, including the right to receive payment in advance of expenses, conferred in this Article X shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provisions of the Certificate of Incorporation, By-laws, agreement, or otherwise.

                  (c) In any action or proceeding relating to the right to indemnification conferred in this Article X, the Corporation shall have the burden of proof that the indemnitee has not met any standard of conduct or belief which may be required by applicable law to be applied in connection with a determination of whether the indemnitee is entitled to indemnity, or otherwise is not entitled to indemnity, and neither a failure to make such determination nor an adverse determination of entitlement to indemnity shall be a defense of the Corporation in such an action or proceeding or create any presumption that the indemnitee has not met any such standard of conduct or belief or is otherwise not entitled to indemnity. If successful in whole or in part in such an action or proceeding, the indemnitee shall be entitled to be indemnified by the Corporation for the expenses actually and reasonably incurred by him in connection with such action or proceeding.

                  SECTION 3. Amendments of Certificate. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this
Article X, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, provided that this Section 3 shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire Board of Directors.

                                   ARTICLE XI

                            Compromise or Arrangement

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE XII

                            Meetings of Stockholders

                  SECTION 1. Meetings Required. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, except on written consent, setting forth the action so taken, signed by the holders of record of at least 80% of the outstanding shares entitled to vote thereon.

                  SECTION 2. Amendments of Certificate. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this
Article XII, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; provided that this Section 2 shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire Board of Directors.

                                  ARTICLE XIII

                             Corporate Opportunities

                  No opportunity, transaction, agreement or other arrangement to which Fingerhut Companies, Inc. (FCI), or any other person in which FCI has or acquires a financial interest, is or shall become a party, shall be the property or a corporate opportunity of the Corporation, unless (a) such opportunity, transaction, agreement or other arrangement is offered to the Corporation for its benefit before it is offered to FCI or such other person, and (b) either (i) the Corporation has an enforceable contractual interest in such opportunity, transaction, agreement or other arrangement or (ii) the subject matter of such opportunity, transaction, agreement or other arrangement is a constituent element of an activity in which the Corporation is then actively engaged.

                  In the event an opportunity, transaction, agreement or other arrangement shall be offered to (a) FCI or any other person in which FCI has or acquires a financial interest or (b) an officer or director of the Corporation, after it has been offered to the Corporation, the existence or presence of one or more of the conditions set forth in clauses (b) (i) and (ii) in the immediately preceding paragraph shall not be deemed to conclusively entitle the Corporation to the benefit of such opportunity, transaction, agreement or other arrangement.